                                   AGREEMENT
                                   ---------

        This Agreement, dated this 12 day of September 1993, by and between The Imperial Electric Company, located in Cuyahoga Falls, Ohio (hereinafter referred to as "Company" or "Employer") and the United Steelworkers of America AFL-CIO, on behalf of Local Union 4544-3, or its successor (hereinafter referred to as the "Union").

                                   ARTICLE I

                              PURPOSE AND INTENT

        Section 1.1 It is the intent and purpose of the parties to set forth
        -----------
 hereafter the agreement covering rates of pay, hours of work, and conditions of employment keeping in mind that only through mutual understanding and cooperation on the part of both parties can the maximum benefits be attained both for the employees and the Company under this Agreement.

        Section 1.2 The Company agrees that supervisors will not perform work of
        -----------
the same nature as that of the employees they supervise except (1) for instruction, (2) for experimental purposes, (3) in any effort in the elimination of a work hazard or in the creation of a safe working condition; (4) in an emergency; and, (5) when inadequate numbers of bargaining unit members respond to offers to perform overtime work. The Company will instruct its supervisors to that end.

                                  ARTICLE II

                                  RECOGNITION

        Section 2.1 The Company recognizes the Union as the sole and exclusive
        -----------
bargaining agent acting for and on behalf of the Company's production and maintenance employees employed by the employer at is 3365 Cavalier Trail, Cuyahoga Falls, Ohio facility, but, excluding all office, clerical, confidential and professional employees as well as guards and supervisors as defined in the National Labor Relations Act, ad amended, for the purpose of collective bargaining with respect to hourly rates of pay, wages, hours of work and other conditions of employment.

                                  ARTICLE III

                               UNION MEMBERSHIP

        Section 3.1 It shall be a condition of employment that all employees of
        -----------
the Company covered by this Agreement, who are members of the Union in good standing on the effective date of this Agreement, shall remain members in good standing, and those who are not members on the effective date of this Agreement shall, on or after the thirtieth (30th) day following the effective date of this Agreement, become and remain members in good standing in the Union. It shall also be a condition of employment that all employees covered by this Agreement and hired on or after its effective date shall, on or after the thirtieth (30th) day following the beginning of such employment become and remain members in good standing of the Union by signing the authorized card for dues deduction. Notwithstanding the foregoing obligations, employees shall not have recourse to the grievance and arbitration procedure set forth in this agreement until they complete their probationary period as specified in this Agreement.

                                  ARTICLE IV

                                   CHECKOFF

        Section 4.1 The Company will check off monthly dues, assements and
        -----------
initiation fees each as designated by the International Treasurer of the Union, as membership dues in the Union, on the basis of individuality signed voluntary checkoff authorization cards.

        Section 4.2 Deductions shall commence with respect to dues for the month
        -----------
in which the Company receives such authorization card or in which such card becomes effective, whichever is later. Dues for a given month shall be deducted from each pay weekly calculated in the succeeding month.

        Section 4.3 In cases of earnings insufficient to cover deductions of
        -----------
dues, the dues shall be deducted from the next pay in which there are sufficient earnings, or a double deduction may be made from the first pay of the following month, provided however, the accumulation of dues shall be limited to two (2) months. Should it occur that an employee in any given month fails to work not less than five regular

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

work days, then no such deductions shall be made from any such employee for the purpose of defraying monthly dues.

        Section 4.4 All deductions shall be promptly remitted to the
        -----------
International Treasurer of the Union, to the address indicated by the International Treasurer for the receipt of such.

        Section 4.5 The Union shall indemnify and save the Company harmless
        -----------
against any and all claims, demands, suits or other forms of liability that shall arise out of or by reasons of action taken or not taken by the Company for the purpose of complying with any of the provisions of this Article.

                                   ARTICLE V

                              NON-DISCRIMINATION

        Section 5.1 It is the continuing policy of the Company and the Union
        -----------
that the provisions of this Agreement shall be applied to all employees without regard to race, color, religion, national origin, sex, age or disability. The representative of the Union and the Company, in all steps of the Grievance procedure and in all dealings between the parties shall comply with this provision.

                                  ARTICLE VI

                          MANAGEMENT'S RIGHTS CLAUSE

        Section 6.1 Except to the extent expressly abridged by a specific
        -----------
provision of this Agreement, the Company reserves and retains exclusively all of its rights to

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

manage the business, as such rights existed prior to the execution of this Agreement with the Union unless such rights are abridged by a specific provision of the Agreement.

        Without limiting the generality of the foregoing, the sole and exclusive rights of management include, but are not limited to, the right to establish rules and regulations governing the conduct of employees; the right to plan, direct, and control operations and the methods, processes, and materials to be employed; the right to direct, employ, schedule, and transfer employees; to discipline and discharge employees for just cause; to relieve employees from duties because of lack of work or for other legitimate reasons; to close, lease, or sell its plant or any part of its operations.

                                  ARTICLE VII

                        RESPONSIBILITIES OF THE PARTIES

        Section 7.1 Each of the parties hereto acknowledges the rights and
        -----------
responsibilities of the other party and agrees to discharge its responsibilities under this Agreement.

        Section 7.2 The Union (its officers and representatives, at all levels)
        -----------
and all employees are bound to observe the provisions of this Agreement.

        Section 7.3 The Company (its officers and representatives, at all
        -----------
levels) are bound to observe the provisions of this Agreement.

        Section 7.4 (Strikes and Lockouts) During the life of the Agreement, the
        -----------
Union will not cause or permit the employees covered hereunder to cause, nor will any employee take part in, any sit-down, stay-in, slow-down, sympathetic strike, or any other curtailment of work or unauthorized work stoppage at the Cuyahoga Falls plant.

        The International Union or the Local shall not be held financially liable for any such unauthorized acts provided that upon receipt of notice from the Company of the occurrence of any unauthorized acts, the Union shall immediately and officially notify employees involved to terminate such unauthorized acts and promptly take the following actions:

        (a) The International Union by telegram to the Local Union officers shall state that such unauthorized acts are not directed or authorized by the Union and are in violation of this Agreement.

        (b)  Endeavor to induce employees to cease such unauthorized acts.

        (c) The Local Union officers and stewards shall, by example, continue to work and endeavor to induce all other employees to do so. The Union has the exclusive right to discipline its officers and representatives. The Company has its

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

        exclusive right to discipline its officers and representatives.

        The Company agrees that there shall be no lockout of any kind during the term of this Agreement.

        Any employee engaging in or assisting such action shall be subject to disciplinary action up to and including termination.


                                 ARTICLE VIII

                              GRIEVANCE PROCEDURE

        Section 8.1 (A) Should differences arise between the Company and the
        -----------
Union or any employee in the bargaining unit as to the meaning or application of any provision of this Agreement, or should a grievance pertaining to hours, individual wage rates, job classification or working conditions arise during the terms of this contract, negotiations for settlement thereof shall be conducted in the following manner:

        (B) In order to provide a clarification of disputes and routine handling of same, those disputes pertaining to broad policy matters or issues involving the Union as a whole may be started at Step 3 of the Grievance Procedure between the Company and the Union. Any grievance which would affect relief of specific employees shall be handled in the usual procedure, commencing with Step 1.

        Step 1. The aggrieved employee shall make a reasonable attempt within
        ------                                                         ------
five (5) working days of the event
----------------------------------
which gives rise to the dispute to adjust the difference with his Foreman and,
-------------------------------
if he desires, he may have his Union Committeeman present and the Foreman may have another Company representative present with him if he desires.

        Step 2. If the complaint is not satisfactorily adjusted, the aggrieved
        ------
employee shall then submit the case in writing within five (5) days to the
                                               --------------------
Grievance Committee of the Union, and the Committee shall then attempt to settle the grievance with the Foreman and the Plant Superintendent in a meeting within
                                                            -------------------
ten (10) days, in which case the Company will give the Committee a written
-------------
answer within three (3) working days after final meeting in this Step.
       ---------------

        Step 3. If no settlement is reached with the Plant Superintendent and
        ------
the Grievance Committee, a representative of the United Steelworkers of America and the Grievance Committee, the Local Union Unit Chairman and, if necessary the Grievant and witnesses will meet with the President of the Company and/or his designated representatives within ten (10) days of the Company's Step 2 written
                           ----------------------------------------------------
answer. However, the Grievant and witness shall not have the right to be present at the Executive Sessions of the Committee for the purpose of making its decision.  The Company will issue its final written answer to the
                      ------------------------------------------------------
Grievance no later than ten (10) days after the meeting between the Company and
-------------------------------------------------------------------------------
Union Committees.
----------------

        Step 4. In the foregoing process, the parties, by mutual agreement, may
        ------
consent to hold the grievance for further consideration for a period of not to exceed ten (10) calendar days, but in the absence of such an agreement in writing, the grievance must be appealed within ten (10) calendar days from the answer given in Step 3 to arbitration or the grievance is automatically ended. The Company and the Union may thereafter request the Federal Mediation and Conciliation Service to furnish a list of possible arbitrators. If the parties are unable to agree upon an arbitrator or they refuse to act upon the selection of an arbitrator, then either the Company or the Union may request the Federal Mediation and Conciliation Service to appoint an arbitrator and his designation shall be final and binding upon the Company and the Union and all persons involved.

        Section 8.2 The arbitrator shall adhere to this Agreement and apply it
        -----------
to the particular case presented to him, but he shall have no authority to add to or subtract from, or modify the terms of this Agreement. His decision shall be based only upon the terms and provisions of this Agreement and/or the practices which the parties may have established under this Agreement. The Company shall have the right to file grievances which shall be presented to the Union Grievance Committee. All salaries and expenses of the arbitrator shall be paid jointly by the Company and the Union.

                                  ARTICLE IX

                           DISCIPLINE AND DISCHARGE

        Section 9.1 The basis for disciplinary action may be for violation of
        -----------
Company work rules and other commonly accepted work and safety rules not specifically set out.

        Section 9.2 The Company will apply progressive discipline for minor work
        -----------
rule infractions and other minor incidences of misconduct. The Company will propose a list of examples of the kinds of infractions that will be subject to the progressive discipline policy, and, a list of those that will result in immediate discharge. Such lists will not be exhaustive of the Company's right to administer discipline, or, of the Union's right to grieve over the discipline. Some types of misconduct by employees that warrant discipline, include in appropriate cases, immediate dismissal, are set forth in Appendix C. The Union, however, reserves the right to grieve the legitimacy of the discipline imposed for commission of any of these infractions.

        Section 9.3 After a written warning has been in effect for twelve (12)
        -----------
months, the warning thereafter will not be relevant to any disciplinary action under this Agreement.

        Section 9.4 If any discharged employee believes he has been unjustly
        -----------
discharged, he may, within three (3) days or seventy-two (72) hours, submit the case in writing to the Grievance Committee, and they shall proceed with the case in the same manner as provided in the Grievance Procedure. If the employee's grievance is found to be valid, he shall be reinstated under such terms and conditions as the parties handling the case shall decide.

                                   ARTICLE X

                              GRIEVANCE COMMITTEE

        Section 10.1 The Union Grievance Committee shall consist of not more
        ------------
than three (3) members and the Local Union Unit Chairman or his representative. All members of the Grievance Committee shall be employees of the Company and shall be chosen by the Union.

        Section 10.2 Any member of the Grievance Committee shall have the right
        ------------
to leave his job at reasonable times for the purpose of transacting the legitimate business of the Grievance Committee, but must first receive permission from his supervisor. Such permission will not be unreasonably denied. Provided further, that time spent in the investigation of grievances shall not be abused, and, in no event shall the aggregate time spent, by grievance committee members, collectively, exceed fifteen hours per month.

        Section 10.3 Any member of the Grievance Committee, who is off of his
        ------------
job with Company approval, to attend meetings with the Company on grievance matters (except
         ------
for attendance at arbitration hearings), shall be paid by the Company for all
--------------------------------------
time lost.


                                  ARTICLE XI

                                   SENIORITY

        Section 11.1 Seniority in the plant shall be applied on a plant-wide
        ------------
basis, as hereinafter specified.

        Section 11.2 All new employees will be regarded as probationary
        ------------
employees until they have completed sixty (60) actual days of work, and will have no seniority standing until they have completed this period of sixty (60) days of work. There will be no responsibility for their re-employment if laid off or discharged during this period. Any and all such employees may be terminated without recourse to the -grievance and arbitration procedures during this period of sixty (60) days of work. Provided further, that the probationary period may be extended by mutual agreement for thirty (30) additional days.

        Section 11.3 The seniority standing of an employee shall be determined
        ------------
by the length of his continuous service with the Company computed from the date of his last hiring. No such standing shall be computed for or be applicable to any employee until he has completed his probationary period and during such period he shall be classified as a "probationary" employee. A revised copy of the seniority list will be posted in the plant every six (6) months.

        Section 11.4 (Lay-offs and Recalls) During periods of curtailed
        ------------
production, employees shall be laid off in accordance with seniority and in sufficient numbers, so as to provide forty (40) hours per week for remaining employees; Probationary and Part-timers shall be laid-off before any full-time employees.

        Section ll.7 If an employee is disqualified from a classification because of inability to perform the work due to medical reasons (a doctor's statement to that effect required), such employee has the right to exercise his plant-wide seniority and bump an employee with lessor seniority in a lessor or equally rated classification and, will receive the pay rate of the job into which he bumps.

        Section 11.8 Any employee to be laid off in a classification may bump
        ------------
into a job held by an employee with less seniority, provided that he possesses relatively equivalent ability and qualifications to perform the work of that position.

        Section 11.9 The employee lowest in seniority in the classification into
        ------------
which a more senior employee bumps will be laid off.

        Section 11.10 If the bumping employee qualifies for the job within a
        -------------
three (3) day trial period he will be retained for the new job, otherwise, he will be laid off according to his seniority standing.

        Section 11.11 If the employee is maximum rated on his old job and
        -------------
bumps into a higher rated job, he will his old rate and will advance to maximum rate through the automatic progression schedule.

        Section 11.12  An employee who has exercised his plant-wide seniority to
        -------------
bump to another classification will be recalled to his regular classification in order of his seniority when production requirements necessitate.

        Section 11.13 In the recall of those employees laid off, seniority shall
        -------------
govern assuming relatively equivalent ability and qualifications to perform the work in question; no new employees will be hired so long as there are employees on lay off who desire to return to work and possess the ability and relatively equivalent qualifications to do so. No new employees will be hired and trained for positions provided that there exists employees on lay off who have the ability to be trained and who desire to return to work to fill the vacant positions. Provided further, that this restriction on the hiring of new employees shall not apply to the position of and f??? and ?est maintenance/master mechanic and the position of machinist set up.

        Section 11.14 (Job Posting) When new or vacancies occur in different
        -------------
classifications, or there is an opportunity for promotion or transfer to non-supervisory jobs, the Company will give preference to employees on the basis of plant-wide seniority, assuming ability and A relatively equivalent qualifications. Notices of all permanent job vacancies or new jobs will be identified and posted the same day in the plant for a period of twenty-four (24) hours, exclusive of Saturdays, Sundays or holidays. Such notices will state the classification, rate, and shift. Each bid will be in an employee's own writing on a form furnished by the Company, will state the employee's qualifications for the job, will be initialed by the supervisor and will be given to the supervisor or placed in a bid box prior to the expiration of the posting period. Bids may not be pulled once they have been placed in the bid box.


        Section 11.15 After the successful bidder has established qualifications
        -------------
and/or experience, he shall be given the job for a trial period of up to three
(3) days
work to determine if he has a present ability and the necessary qualifications to perform the work in question. Should the employee fail to perform the required duties to the satisfaction of the Company during the trial period, or in the event such employee elects to disqualify himself within the trial period, a second posting of the job opening shall be required and, in the event there are no successful applicants, the job may be filled at the discretion of the Company. An employee disqualified from a job into which he has bid shall be returned to the job which he last held.

        Section 11.16  Should the Company fail to fill a job within one (1)
        -------------
month, it shall be reposted, if, in the Company's judgment there remains a need to fill the posted position.

        Section 11.17  An employee disqualified by the Company or who
        -------------
disqualifies himself after having been a successful bidder, is not eligible to bid for the same job for one year.

        Section 11.18 Successful bidders for posted jobs shall not be eligible
        -------------
to make application for another posted job for a period of twelve (12) months subsequent to being awarded the new job; provided, however, that this limitation shall not apply to an employee where the employee is unable to perform work on the new job by reason of the Company's inability to provide work for the job, the elimination of the job, or in the event of lay-off.

        Section 11.19 An employee who disqualifies himself shall not be eligible
        -------------
to bid for t delve (12) months.

        Section 11.20 Employees ineligible for posted jobs under any of the
        -------------
above provisions may make application; however, such applicants may be considered if there are no eligible qualified bidders.

        Section 11.21 If an employee qualifies and his rate is above the maximum
        -------------
rate of the new job, he will be reduced to the maximum rate of the new job.

        Section 11.22 If he is maximum rated on his old job and bumps into a
        -------------
higher rated job, he will maintain his old rate and will advance to maximum rate through automatic progression.

        Section 11.23 At the end of the trial period the Union will be notified
        -------------
of the employee's status.

        Section 11.24 An employee's seniority shall be terminated or lost if he:
        -------------
        (a) quits;
        (b) is discharged and the discharge is not reversed through the grievance procedure;
        (c) is absent for three (3) consecutive working days without notifying the Company, except for good and sufficient cause; is a reason that is satisfactory to company.

        (d) fails to return to work within three (3) working days after being notified to report for work by certified mail, except for good and sufficient cause;

        (e) is off work due to lay off in excess of accumulated seniority up to twenty-four (24) months, after which seniority is broken;

        (f) fails to return from any leave of absence within three (3) working days after the expiration of said leave, except for good and sufficient cause; or

        (g) is off work due to illness or disability, whether personal or work-related, in excess of twenty-four (24) continuous months.

        Section 11.25 (Transfer to Supervision) An employee transferred out of
        -------------
the bargaining unit will be allowed to return to the bargaining unit within six
(6) months from his effective date of transfer and retain all his seniority from his date of hire. If he does not return to the bargaining unit within said six
(6) month period, he will lose all bargaining unit seniority.

        Section 11.26 The above option to return to the bargaining unit may only
        -------------
be exercised once.

        Section 11.27 An employee who elects part-time status shall carry with
        -------------
him all accumulated full-time seniority, and, shall thereafter accrue seniority at one-half

(1/2) the full-time rate. Part-time employees may use their accumulated seniority against other part-time employees in all respects as defined in this
Article XI, but, in no circumstances may part-time employees, without regard to seniority, apply their seniority to obtain a preference against full-time employees.

                                  ARTICLE XII

                               LEAVES OF ABSENCE

        Section 12.1  At the discretion of the Company, an employee may be
        ------------
granted a leave of absence not to exceed three (3) months without loss of seniority. Such leave must be requested in writing. Leaves of greater duration or the extension of a leave granted by the Company, must be agreed to by Company and Union.

        Section 12.2 The Company shall grant leaves of absence without pay and
        ------------
without loss of seniority or benefits to employees for the purpose of attending union conventions and conferences, seminars, etc. Such leaves will be limited to two (2) employees and shall not exceed seven (7) days.

                                 ARTICLE XIII

                               MILITARY SERVICES

        Section 13.1 The Employer and the Union agree to abide by the provisions
        ------------
of the Vietnam Era Veterans' Readjustment Assistance Act of 1974, at Title 38, U.S.C. (S) 2021 et seq.
                -- ---

                                  ARTICLE XIV

                          HOURS OF WORK AND OVERTIME

        Section 14.1 The normal work day shall be any regular scheduled
        ------------
consecutive twenty-fourth (24) hour period comprising eight (8) consecutive hours of work exclusive of lunch period.

        Section 14.2 Five (5) consecutive days, starting on Monday of each week,
        ------------
shall constitute a normal work week.

        Section 14.3 The normal shift hours shall be:
        ------------

        First Shift 8:00 a.m. to 4:30 p.m.

        Second Shift 4:30 p.m. to 1:00 p.m.

        Third Shift 1:00 a.m. to 6:00 a.m.

        Section 14.4  Any change in the normal scheduled shift hours must
        ------------
first be negotiated with the Union.

        Section 14.5  All work in excess of forty (40) hours in one work week
        ------------
shall be paid at the rate of one and one-half (1-1/2) times the employee's straight time hourly rate.

        Section 14.6  Overtime opportunities shall be distributed as equally as
        ------------
practical within the classification of which the overtime is to be worked; employees outside the classification in which overtime is to be worked who are capable of performing the work in the classification will be offered the opportunity to work such overtime.

        Section 14.7 Employees on the second and third shifts shall be paid a
        ------------
premium of fifteen cents ($.15).


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

                                  ARTICLE XV

                                   TRANSFERS

        Section 15.1 Any employee who is temporarily transferred to a lower
        ------------
rated job for the convenience of the Company shall continue to receive his average hourly rate for his regular job.

        Section 15.2 Any employee transferred from a lower rated job to a higher
        ------------
rated shall receive the higher rate of pay for time spent on the job in excess of two (2) hours.


                                  ARTICLE XVI

                         REPORTING AND CALLING IN PAY

        Section 16.1 Unless having been notified not to report, any employee who
        ------------
reports to work in accordance with his work schedule and upon his arrival at the plant finds no work available for which he was scheduled to perform, shall be paid two (2) hours at his hourly rate. If the Company offers other employment for that day it will be not less than eight (8) hours at the employee's regular rate. This provision shall not apply where lack of work is due to an Act of God, power failure, or other causes beyond the control of the Company.

        Section 16.2 Employee's who have been called in for emergency work after
        ------------
having left the Company's property shall be provided a minimum of two (2) hours work at the applicable pay rate. If the work for which the emergency call has been made requires less than two (2) hours to complete, the employee is free to go home upon completion of the work and still receive his two (2) hours of pay and night shift premium, if applicable.

                                 ARTICLE XVII

                                   VACATIONS

        Section 17.1 Vacation eligibility shall be determined as of June 1 in
        ------------
any calendar year. Each employee who, as of June 1 in any calendar year, has six
(6) months but less than one (1) year service and has worked eight hundred (800) hours, shall be eligible for twenty-four (24) hours vacation with pay. Each employee who has completed, as of June 1 in any calendar year, one (1) year service but less than two (2) years and has sixteen hundred (1600) hours shall be eligible for forty (40) hours vacation with pay. Any employee who, as of June 1 in any calender year, has two (2) years service, but less than three (3) years and has sixteen hundred (1600) hours worked shall be eligible for fifty-six (56) hours vacation with pay. Any employee who, as of June 1 in a calender year, has three years service but less than twelve years service and has worked sixteen hundred (1600) hours shall be eligible for eighty (80) hours vacation with pay. Any employee who, as of June 1 in a calender year, has twelve (12) years but less than eighteen (18) years service and sixteen hundred (1600) hours worked shall be eligible for one hundred twenty (120) hours vacation with pay. Any employee who, as of June 1 in a calender year, has eighteen (18) or more years service and sixteen hundred (1600) hours worked, shall be eligible for one hundred thirty-six (136) hours vacation with pay.

        Section 17.2 To be eligible for full vacation pay, an employee must have
        ------------
worked at least sixteen hundred (1600) hours during the twelve (12) month period immediately preceding June 1 of a calender year. Any employee who meets the length of continuous service requirements but works less than sixteen hundred
(1600) hours during the twelve (12) month period immediately preceding June 1 in a calender year shall be entitled to pro rata vacation pay calculated by dividing the number of hours the Company has worked during the said twelve (12) month period by sixteen hundred (1600) and multiplying the quotient by the amount the employee would have received had he qualified for full vacation pay.

        Section 17.3 Full vacation pay shall be computed on the basis of forty
        ------------
(40) hours at the employee's regular straight time hourly rate of pay, or, for any one day, eight (8) hours at the employee's regular straight time hourly rate of pay.

        Section 17.4 Vacation pay shall be computed and paid by separate check
        ------------
at the time vacation is taken, if so requested by the employee at the time his vacation is scheduled.

        Section 17.5 In determining whether an employee has worked sixteen
        ------------
hundred (1600) hours in a twelve (12) months period, holidays and paid vacations shall be considered as hours worked.

        Section 17.6 All employees shall be required to take not less than one
        ------------
(1) week of the vacation which he or she is eligible. Those employees entitled to vacation in excess of one week may elect to be paid for such vacation rather than actually take it.

        Section 17.7 An employee whose vacation period includes a holiday or
        ------------
holidays, shall have the right to add one (1) day for each holiday to his vacation period, exclusive of Saturday or Sunday, either immediately before or immediately following his vacation period provided he so elects in advance of taking his vacation.

        Section 17.8 The Company reserves the right to schedule, upon reasonable
        ------------
notice, a one (1) week plant shutdown. Employees with one (1) or less weeks vacation shall be required to take one week of their vacation at that time. The second week of vacation may be scheduled at the option of the employee, upon 30-day notice to the Company. Any employee whose eligible vacation time is not exhausted by the plant shut down may elect to take any remaining vacation one day at a time, provided sufficient notice in advance is given to the Company.

        Section 17.9 Part time employees who have worked eight hundred (800)
        ------------
hours immediately preceding June 1 of any calender year, are eligible for up to twenty-four (24) hours vacation with pay, determined by dividing their total hours of work by forty-eight (48).

                                 ARTICLE XVIII

                                   HOLIDAYS

        Section 18.1 All full time bargaining unit employees who have completed
        ------------
their probationary period shall be entitled to holiday pay for the following recognized holidays: New Years Day, Good Friday, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, the day after Thanksgiving, Christmas Day, and, two
(2) other floating days to be designated by the Company with sufficient advance notification to employees.

        Section 18.2 If any of the designated holidays should occur on Saturday
        ------------
or Sunday, the same will be observed on Monday or Friday. The Company agrees to give at least seven (7) days advance notice of the day on which the holiday will be celebrated.

        Section 18.3 To qualify for holiday pay an employee must have completed
        ------------
his probationary period and have worked his last scheduled day immediately before and immediately following the holiday. The exceptions under which an employee will be considered to have completed his schedule will be as follows:

        (a) if he is excused from work on the day before and/or the day after the holiday for any reason by the Company.

        (b) if the employee is on vacation.

        (c) if an employee is absent on funeral leave or jury duty.

        Section 18.4 Each eligible employee will receive eight (8) hours pay at
        ------------
the employee's regular straight time rate of pay for each holiday.

        Section 18.5 Hours paid for but not worked on holiday will not be
        ------------
considered hours worked for computation of weekly overtime.


                                  ARTICLE XIX

                                  FUNERAL PAY

        Section 19.1 Any employee suffering a loss by death of a member of his
        ------------
or her immediate family shall be allowed up to three (3) days off, with pay, at the regular straight time hourly rate, not to exceed eight (8) hours per day, for the purpose of making funeral arrangement and attending the funeral. For the purpose of this section, immediate family shall be defined as follows: Father, Mother, Spouse, Child, Father-in-Law, Mother-in-law, Brother, Sister, Grandchildren, Grandparents, Brother-in-Law, Sister-in-Law, Stepmother, Stepfather, Stepchildren and Foster Children. The Company may require proof of death before paying funeral pay.

        Section 19.2 A death in an employee's immediate family as defined above, occurring during the employee's vacation, shall extend his vacation period for additional three (3) days with pay.

                                  ARTICLE XX

                                 JURY SERVICE

        Section 20.1 An employee who is called for jury service shall be excused
        ------------
from work on days on which he serves which includes required reporting for jury duty when summoned, whether or not he is used as a juror) and he shall receive, for each such day of jury service on which he would otherwise have worked, (plus any holiday in such period which he would not have worked), eight (8) times his straight-time hourly earnings. The employee shall be required to present proof of jury service, and to tender to the Company, any amounts received as compensation for serving as a juror.


                                  ARTICLE XXI

                               SAFETY AND HEALTH

        Section 21.1 The Company recognizes its obligation to provide to each
        ------------
employee a safe place to work pursuant to the rules and regulations of the Occupational Safety and Health Act. The Company and the Union and all employees shall cooperate in the enforcement of all reasonable rules and practices to insure safe and sanitary working conditions. The Company agrees to provide, at

Company expense, all required personal protective equipment to insure safety and health.

        Section 21.2 There shall be established a Safety and Health committee
        ------------
consisting of a Company representative and two employee representatives which shall meet monthly, on the third Thursday of each month, to discuss issues concerning safety and health.

                                 ARTICLE XXII

                                 MISCELLANEOUS

        Section 22.1 (Union Bulletin boards) The Company agrees to furnish one
        ------------
(1) glass covered bulletin board to be used exclusively by the Union for the posting of appropriate information relating to Union business and, matters which specifically relate to information which involves and concerns Union members. Where appropriate, notices must be approved by the plant manager or his designated representative before being posted.

        Section 22.2 (Supplemental Agreements) The parties may, where
        ------------
appropriate, and upon mutual agreement, reopen the contract to discuss specific issues which arise during the life of the Agreement. Any mutual decision to do so must have approval of an international officers of the Union and appropriate representatives of the Company.

        Section 22.3 (Compliance with State and Federal Law) Any provisions of
        ------------
this Agreement, or any particular application thereof, which may at any time be in conflict with any compulsory State or Federal laws or valid orders issued pursuant thereto, shall be and are hereby modified to conform to such law or order but only during the period such law or orders are in force and effect.

        Section 22.4 (Copies of the Contract) Company agrees to provide copies
        ------------
of the collective bargaining agreement to each member of the bargaining unit and, agrees to provide appropriate numbers to the Union.


                                 ARTICLE XXIII

                              HEALTH AND WELFARE

        Section 23.1 The Company agrees to continue to defray the cost of the
        ------------
current medical insurance plan during the life of this Agreement and to retain such plan or its substantial equivalent, during the term of this Agreement.


                                 ARTICLE XXIV

                                   DURATION

        This Agreement shall become effective as of the date of the ratification hereof and shall remain in effect until September 12, 1996, and shall continue in effect from year to year thereafter unless either party serves upon the other at least sixty (60) days prior to September 12, 1996, or any annual anniversary date thereafter, notice of its desire to terminate or amend this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused their names to be subscribed by their duly authorized
officers and representatives this       day of                             ,
                                 -------       ----------------------------
1993.

IMPERIAL ELECTRIC COMPANY               UNITED STEELWORKERS OF AMERICA

By:                                     By:
   -----------------------                 ---------------------------

By:                                     By:
   -----------------------                 ---------------------------

                                        By:
                                           ---------------------------

                                        By:
                                           ---------------------------

                                        By:
                                           ---------------------------

                                        By:
                                           ---------------------------

                                        By:
                                           ---------------------------

                                        By:
                                           ---------------------------

                                        By:
                                           ---------------------------

                                  APPENDIX A
                                  ----------


        Job Title                               Labor Grade
        ---------                               -----------

 Maintenance/Master Mechanic                         10
 Machinist and Set Up                                 8
 Fuse and Test                                        8
 Motor Assembly                                       7
 Varnish                                              7
 Tester                                               7
 Winder                                               7
 Fluidizer                                            7
 Commutator Bracket Assembler (A)                     7
 Commutator Bracket Assembler (B)                     5
 Connector                                            6
 Balancer                                             6
 Stator Frame Assembler                               6
 Machine Operator                                     5
 Welder                                               5
 Brush Board Assembler                                5
 Armature Process                                     5
 Painter                                              5
 Coiler                                               4
 Armature Core Assembler                              4

                                  APPENDIX B
                                  ----------

                           MAXIMUM HOURLY WAGE RATES
                                BY LABOR GRADE

                                         Ratification     Year 1     Year 2
                                         ------------     ------     ------
 LABOR GRADE
                        Current
                        Maximum              +.40         +.35       +.30
                        -------              -----        -----      -----
 10                     12.90                13.30        13.65      13.95
  8                      8.65                 9.05         9.40       9.70
  7                      8.05                 8.45         8.80       9.10
  6                      7.80                 8.20         8.55       8.85
  5                      6.90                 7.30         7.65       7.95
  4                      6.25                 6.65         7.00       7.30
  3                      5.00                 5.40         5.75       6.05

The above wage rates apply to those employees who are at the top rate within the labor grades reflected. Employees not top-rated on the first and second anniversary of the contract, will not receive the increases specified above. Such employees will remain within the progression schedule and receive the increases reflected below until they are at the top rate for their labor grade.

         6 months from ratification (Sept. 12, 1993)          .35
        12 months from ratification                           .30
        18 months from ratification                           .30
        24 months from ratification                           .30
        30 months from ratification                           .30
        36 months from ratification                           .30

                                  APPENDIX C
                                  ----------

        The Company has certain rules and regulations relating to discipline which are subject to change from time to time. Employees will be subject to disciplinary action, which includes discharge in proper cases, for any of the following conduct:

        1. Stealing.
        2. Willful destruction of property.
        3. Fighting and/or attempting bodily and mental injury to another employee on Company property.
        4. Use of threatening or abusive language toward a fellow employee in a manner which might reasonably be expected to provoke a disturbance.
        5. Engaging in horseplay or disorderly or immoral conduct on Company property.
        6. Failure to ring in and out on time card, or punching another employee's time card.
        7. Coming to work under the influences of alcohol or of any drugs, or bringing alcoholic beverages or drugs into the Plant.
        8. Intentionally giving false or misleading information in applying for employment as a result of which applicant received employment.
        9. Frequent tardiness or absence from work without permission.

        10. Any employee who is absent from work for any reason must notify the factory office promptly. All calls must be made between 8:00 a.m. and 4:30 p.m., Monday thru Friday.
        11. Repeated negligence resulting in excessive scrap or inferior work, or in breakage of tools, or wasting materials.
        12. Deliberate abuse of tools, equipment or wasting of materials.
        13. Leaving employee's regular working place or leaving the department during working hours without authorization.
        14. Violation of safety or health rules.
        15. Disobedience and insubordination.
        16. Tampering with bulletins posted in the Plant.
        17. Leaving the Plant other than at regular quitting time without authorization.

                                 LABOR GRADES

                   CLASSIFICATIONS LISTED IN LABOR GRADES

#10     MAINTENANCE/MASTER MECHANIC

# 8     MACHINEST & SETUP, FUSE & TEST

# 7     FLUIDIZER, COMMBRACKET ASSEMBLY "A", WINDER, VARNISH,
        MOTOR ASSEMBLY, FINAL TEST.

# 6     CONNECTORS, STATER FRAME ASSEMBLY, BALANCE

# 5     MACHINE OPERATOR, COMMBRACKET ASSEMBLY "B", WELDER,
        PAINTER,BRUSH BOARD ASSEMBLY, ARMATURE PROCESSOR

# 4     COILER, ARMATURE CORE ASSEMBLY

# 3     UTILITY & HIRE RATE

           1st YR.                     2nd YR.                3rd YR.
       MIN.      MAX.
       ----      ----
 #10            $13.30                      $13.65                 $13.95

 # 8    $8.60  -  9.05               $ 8.95 - 9.40           $9.25 - 9.70
 # 7     7.00  -  8.45                 7.35 - 8.80            7.65 - 9.10
 # 6     6.00  -  8.20                 6.35 - 8.55            6.65 - 8.85
 # 5     5.70  -  7.30                 6.05 - 7.65            6.35 - 7.95
 # 4     5.70  -  6.65                 6.05 - 7.00            6.35 - 7.30
 # 3     5.40  -  6.40                 5.75 - 6.75            6.05 - 7.05

                                                                 [LOGO] IMPERIAL
--------------------------------------------------------------------------------
                                                                        ELECTRIC



DATE:     2/2/95

TO:       STEVE DENTON

FROM:     DENNIS AUGUST

SUBJECT:  GRIEVANCE OF 2/1/95

PAGE 1 OF 3 PAGES *INCLUDING THIS COVER SHEET!!!!!!!
    ___  ___

                                                          FILL OUT IN TRIPLICATE

                               GRIEVANCE REPORT

USWA Local Union No. 4544-3   Grievance NO.
                     --------              ------------------------

Location Imperial Electric                           Date  2-1-95
         ------------------------------------------       --------------

--------------------------------------------------------------------------------




================================================================================
          EMPLOYEE'S NAME IDENTIFICATION NO.   DEPARTMENT   JOB TITLE


     =====================================================================

Use space below to write in other important Grievance information

This Grievance is filed on behalf of the United Steelworkers of America AFL-C10
--------------------------------------------------------------------------------
Local Union 4544-3
--------------------------------------------------------------------------------
================================================================================
Nature of Grievance

The use of Temporaries, when the management was told not to by the grievance
--------------------------------------------------------------------------------
comm and the Local Union 4544-3 moving full-time employees from there jobs and
--------------------------------------------------------------------------------
putting temporaries in these jobs
--------------------------------------------------------------------------------

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Settlement requested in Grievance
                                 -----------------------------------------------

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--------------------------------------------------------------------------------

Agreement Violation
                   -------------------------------------------------------------

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Signature of Aggrieved:                       Signature of Union Representative:

/s/                                           /s/
--------------------------------------------------------------------------------

/s/
--------------------------------------------------------------------------------

GRIEVANCE CASE NO.
                   --------------------

Answer of Company Representative   Date  2/2/95
                                        ----------------------------------------

There is not and has not been a violation of the agreement. This grievance has
--------------------------------------------------------------------------------
no merit and is denied.
--------------------------------------------------------------------------------

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Answer of Company next step                            Date
                            --------------------------      --------------------

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Answer of Company next step                            Date
                            --------------------------      --------------------

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Answer of Company next step                            Date
                            --------------------------      --------------------

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Union Comments:
                ----------------------------------------------------------------

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                                              /s/
                                             -----------------------------------
                                             Signature of Union Representative

CLOCK #                    CLOCK #                    CLOCK #

001  J. PHILLIPS           030                        059
002                        031                        060
003  F. ALIERS             032                        061
004                        033                        062  J. PEARSON
005  J. MAUGHAN            034  M. BILLIE             063  G. HAYSLIP 2/8/93
006                        035                        064
007                        036                        065  DAWN WILSON
008                        037  D. COLLINS            066  R. RODRIGUEZ
009                        038                        067  J. ECKMAN 1/11/9
010                        039  P. MAUGHAN            068  A. MCCRAY
011                        040  S. SIMMONS            069
012  R. ALIERS             041  D. HAYNES             070
013                        042  C. LOPICCOLO          071  M. GUYER
014                        043                        072  P. DONNER
015                        044  S. MCRAE              073             12/2/9
016  M. O'CONNELL          045                        074             11/30
017                        046  D. HILL               075
018                        047  T. KNIGHT             076  S. WYTIAZ
019                        048                        077
020                        049                        078
021  W. MCRAE              050                        079
022                        051                        080  J. BLAIR 10/12
023  K. ROSATO             052  M. POLLARD            081  P. THOMPSON
024                        053  R. JACOFSKY           082
025  T. DESURE             054                        083
026                        055                        084
027  D. SIMMONS            056                        085
028  T. KNIGHT             057                        086  D. AUGUST
029                        058                        087

CLOCK #                         CLOCK #

88  K. YEARY                    116
89  K. CHEROK 9/16              117
90                              118
91                              119
92                              120 TYSON ALEXANDER 2/15/93
93                              121
94  T. GOMBEDA                  122 G. PRLC
95                              123
96                              124
97                              125 5/18/84   STEVEN LICHTENSTIGER
98                              126 6/13      SHERRI WARD
99                              127
100 R. STANLEY                  128
101 B. RIVERS                   129
102 D. ORNOUSKY                 130
103                             131 ANDREA COLLINS
104                             132
105                             133 DAVID SAYERS
106                             134
107                             135
108                             136
109                             137
110                             138
111                             139
112                             140 ED MINER      1/16/95
113                             141 JUDY LITTEN   1/16/95
114                             142 MATTHEW DAVIS
115                             143